MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES







                        CONSOLIDATED FINANCIAL STATEMENTS

                   AS OF MARCH 31, 1997 AND DECEMBER 31, 1996

                AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1996

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                                    I N D E X
                                    ---------



                                                                        PAGE
                                                                        ----
Consolidated Balance Sheets -
    March 31, 1997 (Unaudited) and December 31, 1996 (Audited)            3

Consolidated Statements of Income -
    Three months ended March 31, 1997 and 1996 (Unaudited)                4

Consolidated Statement of Changes in Shareholder's Equity -
    Three months ended March 31, 1997 (Unaudited)                         5

Consolidated Statements of Cash Flows -
    Three months ended March 31, 1997 and 1996 (Unaudited)                6

Notes to Consolidated Financial Statements (Unaudited)                    7

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)

                                                                 March 31, 1997     December 31, 1996
                                                                ---------------     -----------------
                                                                  (Unaudited)            (Audited)
                   ASSETS
Investments:
   Fixed-maturity securities held as available-for-sale
     at fair value (amortized cost $4,027,302 and $4,001,562)        $4,099,489          $4,149,700
   Short-term investments, at amortized cost
     (which approximates fair value)                                    180,710             169,889
   Other investments                                                     14,431              14,851
                                                                ---------------     ---------------
       TOTAL INVESTMENTS                                              4,294,630           4,334,440
Cash and cash equivalents                                                 6,913               3,288
Securities purchased under agreements to resell                         138,520             108,900
Accrued investment income                                                67,460              65,194
Deferred acquisition costs                                              151,271             147,750
Prepaid reinsurance premiums                                            212,500             216,846
Goodwill (less accumulated amortization
   of $43,484 and $42,262)                                               99,496             100,718
Property and equipment, at cost (less accumulated
   depreciation of $15,288 and $14,782)                                  48,007              47,176
Receivable for investments sold                                          14,012                 975
Other assets                                                             77,388              40,871
                                                                ---------------     ---------------
       TOTAL ASSETS                                                  $5,110,197          $5,066,158
                                                                ===============     ===============
              LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
   Deferred premium revenue                                          $1,794,148          $1,785,875
   Loss and loss adjustment expense reserves                             62,302              59,314
   Securities sold under agreements to repurchase                       138,520             108,900
   Deferred income taxes                                                174,580             195,704
   Payable for investments purchased                                     17,711              48,811
   Other liabilities                                                     74,991              63,683
                                                                ---------------     ---------------
       TOTAL LIABILITIES                                              2,262,252           2,262,287
                                                                ---------------     ---------------
Shareholder's Equity:
   Common stock, par value $150 per share; authorized,
     issued and outstanding - 100,000 shares                             15,000              15,000
   Additional paid-in capital                                         1,045,274           1,041,876
   Retained earnings                                                  1,746,642           1,651,315
   Cumulative translation adjustment                                     (6,046)             (1,188)
   Unrealized appreciation of investments,
     net of deferred income tax provision
     of $25,567 and $52,175                                              47,075              96,868
                                                                ---------------     ---------------
       TOTAL SHAREHOLDER'S EQUITY                                     2,847,945           2,803,871
                                                                ---------------     ---------------
       TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                    $5,110,197          $5,066,158
                                                                ===============     ===============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      (3)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                             (Dollars in thousands)

                                                       Three Months Ended
                                                             March 31
                                                ------------------------------
                                                    1997             1996
                                                -------------    -------------
Revenues:
    Gross premiums written                          $ 92,586         $121,011
    Ceded premiums                                    (5,979)         (14,715)
                                               -------------    -------------
        Net premiums written                          86,607          106,296
    Increase in deferred premium revenue             (14,736)         (45,532)
                                               -------------    -------------
        Premiums earned (net of ceded
            premiums of $10,325 and $9,220)           71,871           60,764
    Net investment income                             66,477           59,003
    Net realized gains                                 4,374            2,692
    Other                                                324              969
                                               -------------    -------------
        Total revenues                               143,046          123,428
                                               -------------    -------------

Expenses:
    Losses and loss adjustment                         3,435            3,178
    Policy acquisition costs, net                      6,745            5,900
    Operating                                         12,159           10,549
                                               -------------    -------------
        Total expenses                                22,339           19,627
                                               -------------    -------------

Income before income taxes                           120,707          103,801

Provision for income taxes                            25,380           22,499
                                               -------------    -------------
Net income                                          $ 95,327         $ 81,302
                                               =============    =============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      (4)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)


                    For the three months ended March 31, 1997

                 (Dollars in thousands except per share amounts)

                                    Common Stock         Additional                   Cumulative     Unrealized
                                 --------------------     Paid-in        Retained     Translation   Appreciation
                                  Shares      Amount      Capital        Earnings     Adjustment   of Investments
                                 --------    --------   ------------   ------------   -----------  --------------
Balance, January 1, 1997         100,000      $15,000     $1,041,876     $1,651,315       ($1,188)        $96,868

Net income                          ---           ---            ---         95,327           ---             ---

Change in foreign
    currency translation            ---           ---            ---            ---        (4,858)            ---

Change in unrealized
    appreciation of investments
    net of change in deferred
    income taxes of $26,608         ---           ---            ---            ---           ---         (49,793)

Tax reduction related to tax
    sharing agreement
    with MBIA Inc.                  ---           ---          3,398            ---           ---             ---

                               =========  ===========   ============   ============   ===========    ============
Balance, March 31, 1997          100,000      $15,000     $1,045,274     $1,746,642       ($6,046)       $ 47,075
                               =========  ===========   ============   ============   ===========    ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                     (5)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                                  Three Months Ended
                                                                       March 31
                                                              -------------------------
                                                                  1997          1996
                                                              -----------   -----------
Cash flows from operating activities:
     Net income                                                 $  95,327     $  81,302
     Adjustments to reconcile net income to net
        cash provided by operating activities:
        Increase in accrued investment income                      (2,266)         (215)
        Increase in deferred acquisition costs                     (3,521)         (571)
        Decrease (increase) in prepaid reinsurance premiums         4,346        (5,496)
        Increase in deferred premium revenue                       10,390        51,028
        Increase in loss and loss adjustment expense reserves       2,988         3,871
        Depreciation                                                  888           719
        Amortization of goodwill                                    1,222         1,224
        Amortization of bond discount, net                         (2,588)       (1,014)
        Net realized gains on sale of investments                  (4,374)       (2,692)
        Deferred income taxes                                       5,485         4,176
        Other, net                                                (28,760)       34,288
                                                              -----------   -----------
        Total adjustments to net income                           (16,190)       85,318
                                                              -----------   -----------

        Net cash provided by operating activities                  79,137       166,620
                                                              -----------   -----------
Cash flows from investing activities:
     Purchase of fixed-maturity securities, net
        of payable for investments purchased                     (393,049)     (329,252)
     Sale of fixed-maturity securities, net of
        receivable for investments sold                           304,773       146,729
     Redemption of fixed-maturity securities,
        net of receivable for investments redeemed                 25,921        32,644
     Purchase of short-term investments, net                      (11,628)      (15,259)
     Sale of other investments, net                                   205           215
     Capital expenditures, net of disposals                        (1,734)       (1,333)
                                                              -----------   -----------
        Net cash used in investing activities                     (75,512)     (166,256)
                                                              -----------   -----------
Net increase in cash and cash equivalents                           3,625           364
Cash and cash equivalents - beginning of period                     3,288         2,135
                                                              -----------   -----------
Cash and cash equivalents - end of period                       $   6,913     $   2,499
                                                              ===========   ===========
Supplemental cash flow disclosures:
     Income taxes paid                                          $   4,346      $  1,161

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                       (6)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




1. BASIS OF PRESENTATION
------------------------

The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "Company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 1996. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the three months ended March 31, 1997 may not be indicative of the results that may be expected for the year ending December 31, 1997. The December 31, 1996 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.


2.  DIVIDENDS DECLARED
----------------------
No dividends were declared by the Company during the three months ended March 31, 1997.